Exhibit 5.1

	ATTORNEYS AT LAW		Broomfield, CO
720 566-4000
	4401 Eastgate Mall		Palo Alto, CA
	San Diego, CA		650 843-5000
	92121-1909		Reston, VA
	Main	858 550-6000	703 456-8000
	Fax	858 550-6420	San Francisco, CA
July 25, 2006	www.cooley.com		415 693-2000
Washington, DC
Arena Pharmaceuticals, Inc.	STEVEN M. PRZESMICKI		202 842-7800
6166 Nancy Ridge Drive	(858) 550-6070
San Diego, CA 92121	przes@cooley.com

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended, on behalf of a selling stockholder, up to 829,856 shares of Common Stock (the “Shares”) issuable upon the exercise of a warrant held by such selling stockholder (the “Warrant”).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Warrant, the Company’s Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki